                                                                  EXHIBIT 10.1.1

                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT


                              DATED MARCH 27, 1998


                                    RECITALS
                                    --------


          WHEREAS, Mid-Peninsula Bank ("Employer"), a California state chartered bank and wholly owned subsidiary of Greater Bay Bancorp (formerly Mid-Peninsula Bancorp), and David L. Kalkbrenner ("Employee") previously entered into an Employment Agreement dated March 3, 1992 (the "Agreement") which sets forth the terms and conditions of Employee's employment with Employer;

          WHEREAS, upon the November 27, 1996 merger of Mid-Peninsula Bancorp ("Mid-Peninsula") and Cupertino National Bancorp pursuant to which Mid-Peninsula survived and was renamed Greater Bay Bancorp ("Greater Bay"), Employee was appointed as President and Chief Executive Officer of Greater Bay and has continued to serve as President and Chief Executive Officer of Employer;

          WHEREAS, Section 16(d) of the Agreement provides Employee with severance benefits upon the termination of the Agreement by Employer for any of the reasons set forth in Section 16, and Section 16(e) of the Agreement provides Employee with severance benefits in the event Employee's employment is terminated within two years after the consummation of a change in control (as defined therein);

          WHEREAS, the Board of Directors of Greater Bay has approved and adopted the Greater Bay Bancorp Termination and Layoff Pay Plan II (the "Termination Plan II"), effective January 1, 1998, which provides Employee with severance benefits upon his involuntary termination of employment;

          WHEREAS, the Board of Directors of Greater Bay has approved and adopted the Greater Bay Bancorp Change in Control Pay Plan II (the "Change in Control Plan II"), effective January 1, 1998, which provides Employee with severance benefits upon his termination of employment on account of a change in control; and

          WHEREAS, due to the implementation of the Termination Plan II and the Change in Control Plan II, Employee and Employer agree that it is appropriate to delete Sections 16(d) and 16(e) from the Agreement.

          NOW THEREFORE, in accordance with the foregoing recitals:

          1. The parties hereby agree to amend the Agreement by deleting Sections 16(d) and 16(e) of the Agreement in their entirety, effective January 1, 1998.

          2. Except as expressly set forth in this Amendment No. 1 to Employment Agreement, no provision of the Agreement is waived and the Agreement is not otherwise amended or modified, and shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 to Employment Agreement as of the day and year first above written.


                              EMPLOYER:

                              MID-PENINSULA BANK



                              By       /s/ Shawn Saunders
                                       ------------------
                                Name:  Shawn Saunders
                                       --------------
                                Title: SVP, CFO
                                       --------



EMPLOYEE:


      /s/David L. Kalkbrenner
--------------------------------------
         David L. Kalkbrenner


                                       3